UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2017

TCG BDC, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-00995	No. 80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 40th Floor New York, New York	10022
(Address of Principal Executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 813-4900
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.
At a Special Meeting of Stockholders held on September 15, 2017 (the “Meeting”), stockholders of TCG BDC, Inc. (the “Company”) approved an Amended and Restated Investment Advisory Agreement (the “Amended Advisory Agreement”) by and between the Company and its investment adviser, Carlyle GMS Investment Management L.L.C. (the “Investment Adviser”). The Company and the Investment Adviser subsequently entered into the Amended Advisory Agreement, which became effective as of September 15, 2017.
The material terms of the Amended Advisory Agreement are substantially the same as those of the previously effective investment advisory agreement, dated as of April 3, 2013, by and between the Company and the Investment Adviser, except that the Amended Advisory Agreement provides for (i) a reduction of the incentive fee payable by the Company to the Investment Adviser from an annual rate of 20% to an annual rate of 17.5%, (ii) the deletion of the incentive fee payment deferral test, and (iii) the inclusion in the Company’s pre-incentive fee net investment income, in the case of investments with a deferred interest feature, accrued income that the Company has not yet received in cash.
The foregoing description of the Amended Advisory Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Advisory Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On September 15, 2017, the Company held the Meeting. At the Meeting, stockholders voted on a proposal to approve the Amended Advisory Agreement between the Company and the Investment Adviser.
Stockholders of record at the close of business on July 20, 2017 (the “Record Date”) were entitled to vote at the Meeting. As of the close of business on the Record Date, there were 61,859,848 shares of common stock outstanding and entitled to vote. 31,426,540 shares of common stock of the Company were present or represented at the Meeting, constituting a quorum.
The final voting results for the proposal submitted to a vote of stockholders at the Meeting are set forth below. The proposal was approved by the requisite vote.

Proposal 1.	The approval of the Amended Advisory Agreement between the Company and the Investment Adviser:

For	Against	Abstain	Broker Non-Votes
30,623,537	662,546	140,457	0
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Investment Advisory Agreement, dated as of September 15, 2017, by and between the Company and Carlyle GMS Investment Management L.L.C.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

By:	/s/ Matthew Cottrell
Name:	Matthew Cottrell
Title:	Secretary

Date: September 20, 2017